CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in (1) the Prospectus constituting part of the Registration Statement on Form S-3 (File No. 333-24017) and (2) the Registration Statements on Form S-3 (File Nos. 333-24543, 333-44681, 333-66355 and 333-70837) and Form S-8 (File Nos. 333-57237 and 333-57241) of
First Washington Realty Trust, Inc. and Subsidiaries of our report dated January 31, 1999 appearing on page F-2 of this Form 10-K.


PRICEWATERHOUSECOOPERS LLP

Washington, DC
March 24, 1999